Exhibit 99.1

News Release

Medgenics Announces New Executive Leadership Team

New team includes President and CEO Michael Cola formerly with Shire and Safeguard Scientifics, CFO John Leaman formerly with Shire and McKinsey, and Global Head of R&D Garry Neil formerly with Apple Tree Partners and Johnson & Johnson

MISGAV, Israel and SAN FRANCISCO (Sep. 16, 2013) – Medgenics, Inc. (NYSE MKT: MDGN and AIM: MEDU, MEDG), developer of a novel technology for the sustained production and delivery of therapeutic proteins in patients using their own tissue, announces the appointment of a new executive leadership team with the goal of accelerating the development of the company’s gene therapy platform and maximizing the value of the company’s technology assets. The new executives are Michael Cola, President and Chief Executive Officer, John Leaman, M.D., Chief Financial Officer, and Garry Neil, M.D., Global Head of Research and Development. In addition, on September 13, 2013, Mr. Cola joined the Medgenics’ Board of Directors.

Andrew L. Pearlman, Ph.D., the company’s Founder and previously the company’s President and Chief Executive Officer, has retired as of September 13, 2013 and is continuing to serve on the Board of Directors and as a senior advisor to the company.

This executive team will be based in the U.S. R&D and manufacturing will continue to operate in Misgav, Israel and U.S. manufacturing will continue to operate in San Francisco.

“Mike Cola is a strategic, entrepreneurial and transformational business leader with a strong record in building shareholder value and broad experience in life science product development and portfolio management. Collectively, the new team’s relevant experience and knowledge is impressive and will be integral to Medgenics’ continued success,” said Sol J. Barer, Chairman of the Board of Medgenics. “On behalf of the Board and the entire staff at Medgenics, I extend deepest gratitude to Andy Pearlman for his many contributions to our company. Andy has dedicated more than a decade to the development of the Biopump™ technology, and it is through his efforts and leadership that we have such a strong foundation.”

Dr. Pearlman said, “I am pleased to hand over the reins to Mike, who has rightfully earned a position of high regard in the biopharmaceutical industry. Together with John Leaman and Garry Neil, this new executive leadership represents the ideal complement to the existing Medgenics team, and brings the expertise to optimize the clinical and commercial potential of our Biopump technology platform. I am proud and honored to continue as a Director for this outstanding and expanded team, and as an advisor to assist them. Medgenics’ future looks brighter than ever.”

Mr. Cola was most recently President of Shire plc’s Specialty Pharmaceuticals business, where he oversaw all aspects of this $2.5 billion enterprise. He joined Shire in 2005 as Executive Vice President of Global Therapeutic Business Units and Portfolio Management. Previously he was with Safeguard Scientifics, where he served as President of the Life Sciences Group. While at Safeguard Scientifics, Mr. Cola served as Chairman and CEO of Clarient, a cancer diagnostics company acquired by GE Healthcare, and as Chairman of Laureate Pharma, a full-service contract manufacturing organization serving research-based biologics companies. Prior to Safeguard Scientifics, Mr. Cola held senior positions in product development and commercialization at AstraMerck, a top 20 U.S. pharmaceutical company, and at AstraZeneca.

Mr. Cola received a BA in biology and physics from Ursinus College and an MS in biomedical science from Drexel University. He serves on the Board of Directors of Vanda Pharmaceuticals, NuPathe and Pennsylvania BIO, the statewide association representing the bioscience community. He also serves as Chairman of the Board of Governors of the Boys & Girls Clubs of Philadelphia.

“It is an honor to lead Medgenics at this exciting time in the company’s development,” stated Mr. Cola. “Our company is built upon a potential breakthrough technology in gene therapy and protein production that represents a safe and reversible approach that also shows promise to individually dose the production of therapeutic proteins. I am particularly pleased to have Garry and John joining me. Having worked with each of them in the past, I know they have the skills and leadership to advance our gene therapy and protein therapeutics technology and build a successful company. Following a thorough review of our assets and target markets, we look forward to rolling out our team’s strategy and advancing Medgenics into what promises to be an exciting future.”

Dr. Leaman brings to Medgenics more than a decade of corporate strategy, finance, venture capital and M&A experience in the life sciences industry. Most recently he was Vice President of Commercial Assessment at Shire plc, with responsibility for the strategic assessment of licensing and M&A opportunities, including Shire’s acquisition of SARcode Bioscience. Prior to joining Shire in 2011, Dr. Leaman was a Principal at Devon Park Bioventures, a venture capital fund targeting investments in therapeutics companies, where he oversaw the fund’s investment and corporate board duties in life science investments including Proteon Therapeutics, Inc., Inotek Pharmaceuticals Corp., ZS Pharma, Inc. and MicuRx Pharmaceuticals, Inc.  Prior to that, he was an Associate Principal at McKinsey & Company, where he provided consulting services to senior management of several top 20 pharmaceutical companies including M&A and corporate finance, payer/reimbursement strategies and strategic product development.

Dr. Leaman received an M.D. and an MBA from the University of Pennsylvania’s School of Medicine and Wharton School, respectively. He received a degree in Psychology, Philosophy and Physiology at Oriel College, University of Oxford, while completing a Rhodes scholarship. Dr. Leaman received a BS in biology from Elizabethtown College.

Dr. Neil has more than 30 years of clinical development experience in the life sciences industry. Most recently he was a Partner at Apple Tree Partners, a life sciences private equity fund. Prior to joining Apple Tree Partners in 2012, he was Corporate Vice President of Science & Technology at Johnson & Johnson, and Group President at Johnson & Johnson Pharmaceutical Research and Development. He held senior positions at AstraZeneca, EMD Pharmaceuticals and Merck KGaA. Under his leadership, a number of important new medicines for the treatment of cancer, anemia, infections, central nervous system and psychiatric disorders, pain, and genitourinary and gastrointestinal diseases gained initial or expanded approvals.

Dr. Neil holds a BS from the University of Saskatchewan and an M.D. from the University of Saskatchewan, College of Medicine. He completed postdoctoral clinical training in internal medicine and gastroenterology at the University of Toronto. Dr. Neil also completed a postdoctoral research fellowship at the Research Institute of Scripps Clinic. He serves on the Boards of Reagan Udall Foundation and the Foundation for the U.S. National Institutes of Health (NIH), and is a member of the Science Management Review Board of the NIH. He is past Chairman of the Pharmaceutical Research and Manufacturers Association (PhRMA) Science and Regulatory Executive Committee and the PhRMA Foundation Board.

In connection with these three appointments, the Compensation Committee of the Medgenics Board of Directors has granted Mr. Cola, Dr. Leaman and Dr. Neil inducement awards consisting of stock options covering up to 1,500,000, 800,000 and 900,000 shares, respectively, of the company’s common stock, $0.0001 par value per share (Common Stock), at a per share exercise price of $4.22, or, based on an exchange rate of £1=US$1.59 ,265 pence per share representing the closing price of the Common Stock on the grant date. These options have a 10-year term, with one-third of the options vesting on the first anniversary of grant and the balance vesting in equal increments on a monthly basis over the following two years, subject to the respective officer’s continuous service through each vesting date. The Compensation Committee of Medgenics’ Board of Directors, which is comprised solely of independent directors, granted this award on September 13, 2013 pursuant to stand-alone award agreements outside of Medgenics’ Stock Incentive Plan as inducements material to Mr. Cola’s, Dr. Leaman’s and Dr. Neil’s acceptance of their appointments to the company in accordance with Section 711 of the NYSE MKT Company Guide.

Also on September 13, 2013, the Compensation Committee of the Medgenics Board of Directors granted stock options covering up to 400,000 shares of Common Stock to Sol J. Barer, the Chairman of the company’s Board of Directors, as compensation for his efforts in connection with the executive search process and his continuing oversight of the management transition. These options have a 10-year term , with one-third of the options vesting on each of the first three anniversaries of grant and have an exercise price of US$5.22 or, based on an exchange rate of £1=US$1.59 ,328 pence per share, being $1.00 above the closing price of the Common Stock on the day of the grant. This award was made under the Medgenics’ Stock Incentive Plan previously approved by the company’s stockholders. This announcement is included pursuant to the London Stock Exchange’s AIM Rules for Companies admitted to trading on the AIM market (the AIM Rules).

Following the grant of options to Dr. Barer and Mr. Cola, the interests of these directors in the company are as follows:

	Common Shares	% of Issued Share Capital	Instrument	Number	Expiry Date	Exercise Price	Total Interests	% of Fully Diluted Share Capital
Sol Barer			Options	900,000	30/6/2017	$10.80
(Director)			Options	15,000	2/1/2023	$7.25
			Options	400,000	13/9/2023	$5.22
	7,000*

Total	7,000	0.0%		1,315,000			1,322,000	3.9%

Michael Cola (Director; CEO and Pres.)	-0-	0.0%	Options	1,500,000	13/9/2023	$4.22	1,500,000	4.4%

* Of these 7,000 shares, 3,500 shares are restricted.

In accordance with Schedule 2(g) of the AIM Rules, the following information in relation to the appointment of Mr. Cola to the Medgenics Board of Directors is disclosed:

Mr. Cola is 54 years old.

Mr. Cola is currently a director of the following:

-	NuPathe Inc.
-	Vanda Pharmaceuticals Inc.
-	Pennsylvania BIO
-	Boys & Girls Clubs of Philadelphia

During the past five years, Mr. Cola was also a director of Ursinus College.

Save for the information disclosed above, there is no other information required to be disclosed with regard to Mr. Cola under Schedule 2(g) of the AIM Rules.

About Medgenics

Medgenics is developing and commercializing Biopump™, a proprietary tissue-based platform technology for the sustained production and delivery of therapeutic proteins using the patient’s own tissue for the treatment of a range of chronic diseases including anemia, hepatitis, among others. For more information, please visit www.medgenics.com.

Forward-looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995, which include all statements other than statements of historical fact, including (without limitation) those regarding the company’s financial position, its development and business strategy, its product candidates and the plans and objectives of management for future operations. The company intends that such forward-looking statements be subject to the safe harbors created by such laws. Forward-looking statements are sometimes identified by their use of the terms and phrases such as “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning, “expect,” “believe,” “will,” “will likely,” “should,” “could,” “would,” “may” or the negative of such terms and other comparable terminology. All such forward-looking statements are based on current expectations and are subject to risks and uncertainties. Should any of these risks or uncertainties materialize, or should any of the company’s assumptions prove incorrect, actual results may differ materially from those included within these forward-looking statements. Accordingly, no undue reliance should be placed on these forward-looking statements, which speak only as of the date made. The company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. As a result of these factors, the events described in the forward-looking statements contained in this release may not occur.

Contacts:

LHA

Anne Marie Fields, 212-838-3777

afields@lhai.com

@LHA_IR_PR

Abchurch Communications

Joanne Shears/Jamie Hooper/Harriet Rae

+44 207 398 7718

harriet.rae@abchurch-group.com

Nomura Code Securities (NOMAD & Joint Broker)

Christopher Golden/Juliet Thompson

+44 207 776 1200

SVS Securities plc (Joint Broker)

Alex Brearley

+44 207 638-5600

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